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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Stockholders and Board of Directors of Golden State Vintners, Inc.


We consent to the use in this Registration Statement relating to 4,300,000 shares of Class B Common Stock of Golden State Vintners, Inc. on Form S-1 of our report dated June 17, 1998 (July 20, 1998 as to Note 15), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Golden State Vintners, Inc. (the "Company") and Golden State Vintners ("Predecessor"), listed in Item 16. This financial statement schedule is the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Fresno, California
July 20, 1998



DELOITTE & TOUCHE LLP